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                                                                   Exhibit 10.40
                                                                   (INSIDE DIV.)

                               AGREEMENT BETWEEN:
                               ------------------

                             SALERNO FOODS, L.L.C.
                                      and
              BAKERY, CRACKER, PIE, AND YEAST WAGON DRIVERS UNION,
         LOCAL #734, INTERNATIONAL BROTHERHOOD OF TEAMSTERS OF AMERICA

                      FEBRUARY 1, 1996 - JANUARY 31, 1998

                                     INDEX

DESCRIPTION                                  ARTICLE #        PAGE #
-----------                                  ---------        ------

Check Off                                      XXII             18
Delinquent Health and Welfare or
  Pension Contributions                        XI               11
Employer's Responsibility                      XII              12
Funeral Leave                                  XVII             15
Grievance Procedure                            XIV              12
Health and Welfare                             VII               7
Holidays                                       V                 5
Hours of Work                                  IV                4
Jury Duty                                      XVI              14
Membership and Hiring                          II                2
Nondiscrimination                              XXI              18
Protection of Rights                           XVIII            15
Pension                                        VIII              9
Recognition                                    I                 2
Reduction of Working Force                     XIII             12
Separability and Savings                       XIX              16
Severance                                      XXIII            18
Termination                                    XXIV             19
Termination of Employment                      X                11
Union Inspections                              XX               17
Union's Responsibility                         XI               12
Uniforms                                       XV               14
Vacations                                      VI                6
Wage Rates                                     III               3
Appendix A                                                      20
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                      LOCAL 734 INSIDE DIVISION AGREEMENT
                                  1996 - 1998

AGREEMENT made and entered by and between SALERNO FOODS, L.L.C. located at 2070 Maple Street, Des Plaines, Illinois 60018 (hereinafter referred to as the "Employer") and BAKERY, CRACKER, PIE AND YEAST WAGON DRIVERS, LOCAL #734 INTERNATIONAL BROTHERHOOD OF TEAMSTERS OF AMERICA, hereinafter referred to as the "Union".

WITNESSETH:

                            ARTICLE I - RECOGNITION

Section 1.

            This Employer recognizes the Union as the sole collective bargaining agent for all employees in the occupational classifications set forth in Article III of this Agreement.

Section 2.

            This Agreement shall apply to wages, hours, and working conditions and all other matters included herein.


                       ARTICLE II - MEMBERSHIP AND HIRING

Section 1.

            All present employees who are members of the Union on the effective date of this subsection or on the date of the execution of this Agreement, whichever is the later, shall remain members of the Union in good standing as a condition of employment. All present employees who are not members of the Union and all employees who are hired hereafter shall become and remain members in good standing of the Union as a condition of employment on and after the thirty-first
            (31st) day following the beginning of their employment, or on and after the thirty-first (31st) day following the effective date of this subsection, or the date of this Agreement, whichever is the later. This provision shall be made and become effective under the provisions of the National Labor Relations Act, but not retroactive.

Section 2.

            The Employer may hire new employees from any available source. This article with respect to membership in the Union shall be subject to change or conform with any change in the National Labor Relations Act, or any final judicial or administrative interpretation thereof.

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SECTION 3.

      The Company may hire and work part-time employees. The rate of pay for part-time employees shall be:

            80% the classified rate of pay for the 1st 1040 actually worked.

            90% the classified rate of pay for the 2nd 1040 hours actually worked.

            100% the classified rate thereafter.

      Part-time employees when scheduled to work shall be scheduled for a minimum of sixteen (16) hours in a week.

      Part-time employees shall receive all benefits of the Labor Contract pro-rated on the hours actually worked.

      The intent is not to eliminate full time positions.


                         ARTICLE III - HOURLY WAGE RATE

SECTION 1.

      The wage rates outlined below will be placed in effect on the first Monday following the effective dates listed.

      Classifications          2/1/96          2/1/97
      ---------------          ------          ------
      Warehouse                $13.00          $13.30
      Group Leader            $13.50          $13.80

SECTION 2.

      The starting rate for new workers hired after February 1, 1996 will be 80% of the classification rate of pay for the first 18 months actually worked and 90% of the classification rate of pay for the second 18 months actually worked. Employees shall be paid a night premium of twenty cents ($.20) per hour for all hours worked between 6PM and 6AM in addition to the regularly established hourly rate.

      Effective (2/1/96) all new employees hired on or after that date may be scheduled on a Tuesday to Saturday work schedule at a straight-time rate of pay.

      Any employee scheduled Tuesday to Saturday will be paid one and one half (1-1/2) for work performed on Monday provided all


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      scheduled hours are worked during regular scheduled work week.

SECTION 3.

      Employees shall be paid a night premium of twenty cents ($.20) per hour for all hours worked between 6 P.M. and 6 A.M. and this premium shall be in addition to the regularly established hourly rates.


                           ARTICLE IV - HOURS OF WORK

SECTION 1.

      All regular employees who are called or assigned to work in a particular week shall be guaranteed forty (40) hours of work except in cases of illness, injury, or not reporting to work. Five (5) days shall constitute a workweek, Monday through Friday. Except that the junior employee working within a classification in a work week shall not be provided the forty
      (40) hour work week guarantee.

SECTION 2.

      All employees shall be paid at the rate of time and one-half (1-1/2) for all time worked over eight (8) hours in any one day, or after forty (40) hours per week, not already computed on the eight (8) hour daily basis.

SECTION 3.

      All Saturday work is to be paid at the rate of time and one-half (1-1/2) said straight-time hourly rate. If called to work on a Saturday, employees shall be guaranteed a minimum of four (4) hours work.

SECTION 4.

      All Sunday work is to be paid at the rate of two (2) times said straight-time hourly rate.

SECTION 5.

      All employees shall be allowed one-half (1/2) hour for lunch which shall be within one-half (1/2) hour of the middle of their workday. All employees shall be allowed fifteen (15) minutes of relief time for each four (4) hours worked, which shall be taken during the next work period.


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                              ARTICLE V - HOLIDAYS

Section 1.

     All employees shall be paid eight (8) hours straight-time pay for the following unworked holidays:

          New Years Day                      Personal Day
          Decoration Day                     Fourth of July
          Labor Day                          Thanksgiving Day
          Day after Thanksgiving             Day before Christmas
          Christmas Day                      Day before New Years Day


Section 2.

     If possible, employees will provide the Employer with reasonable prior notice of the Personal Day to be taken. In any event, the scheduling of the Personal Day must not interfere with the efficient operations of the Employer.

Section 3.

     Should any employee work on any of the above-mentioned holidays, except the "Day before Christmas", he/she shall receive in addition to the eight (8) straight-time hours paid for an unworked holiday, time and one-half (1 1/2) for all hours worked on said holiday. Should an employee work on the "Day before Christmas", he/she shall receive in addition to the eight (8) straight-time hours paid for the unworked holiday, straight-time for all hours worked on said holiday.

Section 4.

     Should any one of the above holidays occur during an employee's vacation, the employee shall be entitled, at the Employer's option, an additional day off or an additional days pay in lieu thereof. Should the Employer grant an additional day off under these circumstances, this additional day off shall immediately precede or follow the employee's vacation.

Section 5.

     The particular "regular" employee must have worked at least one (1) day in the holiday workweek. There shall be no exceptions to this provision.

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                             ARTICLE VI- VACATIONS

SECTION 1.

      a) Any employee shall at the end of fifty-two (52) weeks of continuous service with the Employer be entitled to one (1) weeks vacation with pay.

      b) Any employee shall at the end of three (3) years of continuous service with the Employer be entitled to two (2) weeks vacation with pay.

      c) Any employee who has been in the service of the Employer for seven (7) continuous years shall be entitled to three (3) weeks vacation with pay.

      d) Any employee who has been in the service of the Employer for fifteen
         (15) continuous years or more shall be entitled to four (4) weeks vacation with pay.

      For the purposes of this section only, previous years of service with a Salerno entity for employees hired on or before 2/1/96 will be honored.

SECTION 2.

      Vacation pay shall be computed at the rate the employee is receiving on the date vacation begins, including night premium.

SECTION 3.

      Employees are to choose their vacation periods by order of seniority.

SECTION 4.

      Vacations may be taken from January 1 through December 31 of each calendar year.

SECTION 5.

      Each full week of vacation earned shall be paid for at the rate of forty-five (45) times the then straight-time hourly rate.

SECTION 6.

      (a) In order to qualify for full vacation pay as set-forth above, an employee must work at least seventy-five percent (75%) of the total working days during the previous calendar year. Time spent on vacations, holiday, and worker's compensation shall be considered time worked for this purpose.

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      (b) Any employee working less than the seventy-five percent (75%)
          specified above, shall receive as his/her vacation pay that percentage of the time actually worked as it bears to one hundred percent (100%) being considered full vacation. For example: If an employee works fifty percents (50%) of the total working days, he/she would receive as vacation pay one-half (1/2) of the applicable vacation hours pay for each week of earned vacation.

      (c) The above computation shall likewise be used in arriving at pro rata vacations earned in the case of resignations or discharges.


                        ARTICLE VII - HEALTH AND WELFARE

SECTION 1.

      The parties to this Agreement agree to continue to participate in Local 734 Health and Welfare Fund and Plan for the benefit of employees covered by this agreement and for dependents of such employees.

SECTION 2.

      The Employer shall pay to the Health and Welfare Fund the agreed upon maximum weekly contribution per employee per week based on the schedule below to maintain the same level of benefits for each employee who has been employed thirty (30) days or more except that the Employer shall contribute from the first day of employment for any employee whose previous employment was with any Employer covered by this Agreement. Hours for which pay is received shall be considered hours worked for this purpose in connection with amounts due while an employee is on vacation or holidays in accordance with this Agreement.

      Payment Schedule:

      The Employer shall pay to the Health and Welfare Fund the agreed upon maximum weekly contribution per employee of $100.00 per week effective 2/1/96. The contribution rate per employee will increase to $110.00 on 2/1/97.

SECTION 3.

      It is the purpose and intent of this Agreement that the contributions shall total an agreed upon total weekly contribution for each employee. Employees who do not work forty (40) hours per week in accordance with the provisions of this Agreement shall be obliged to contribute to the Health and Welfare Fund the difference between the amount the Employer has contributed for hours worked and the agreed upon weekly sum due to the Health and Welfare Fund for such week.


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
Section 4.
        If an employee who is absent because of illness or off-the-job injury notifies his/her Employer of such absence and the reason therefore, the Employer shall continue to pay the required contribution for four (4) weeks from the date of the beginning of such absence. Thereafter, the employee, if he/she desires coverage in the Fund, shall make the required contribution.

Section 5.
        If an employee is injured on the job, the Employer shall continue to pay the required contribution until such employee shall return to his/her job, or is no longer in the employ of the Employer.

Section 6.
        If an employee shall leave the employ of the Employer and enter the employ of another Employer, such employee must pay the entire contribution for the period between such employment if he/she desires coverage in the Fund for such period.

Section 7.
        If an employee shall request a leave of absence and does not become employed in an occupation not covered by this Agreement, the Employer shall collect from the employee, as a condition of the granting of such leave of absence prior to such leave being effective, sufficient monies to pay the required total contribution into the Health and Welfare Fund during the period of such leave of absence.

Section 8.
        Contribution will not be accepted from any employee who in any case works in an occupation not covered by this agreement.

Section 9.
        The parties hereto have executed an Agreement and Declaration of Trust for the purpose hereinafter set forth, and unless mutually terminated by the parties hereto, such Trust established shall continue for not less than the period of this Agreement.

Section 10.
        The Board of Trustees established by such Agreement and Declaration of Trust shall jointly administer the Health and Welfare Fund; such Board of Trustees to consist of equal representatives of the Union and of the Employer.

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Any disagreement respecting eligibility, time and method of payment, methods of enforcement of payment and related matters shall be determined by such Trustees. The Fund shall, in all respects, be administered in accordance with the Trust Agreement. With respect to the Employer Trustees, the Chicago Bakery Employers Labor Council shall at all times appoint its Trustees who shall be the Employer representatives.

SECTION 11.

     All monies paid into the Fund will be used by the Trustees for the purpose of purchase of group insurance benefits for the employees and their dependents who may qualify under the Health and Welfare Plan including, but not limited to, life insurance, accidental death and dismemberment benefits, disability benefits, hospitalization, surgical and medical expenses, in such manner and amounts as the said Trustees in their sole discretion may determine. Reasonable expenses incurred in administering the Trust and Plan shall be deemed a proper charge against the Fund.

SECTION 12.

     The foregoing provisions with respect to the Health and Welfare Trust Plan and Fund are subject in all respects to the provisions of the Labor Management Relations Act of 1947 and any amendments thereto.

                            ARTICLE VIII -- PENSION

SECTION 1.

     The parties agree to continue participation in the Local 734 Pension Fund for the benefit of the employees of the Employer represented by the Union covered by the terms of this Agreement.

SECTION 2.

     The Employer shall pay to the aforesaid Pension Fund the sums listed below for each hour worked, not to exceed forty (40) hours per week, for each employee who has been employed for thirty (30) days or more, except that the Employer shall contribute from the first day of employment for any new employees whose previous employment was with any Employer covered by this Agreement. Hours for which pay is received shall be considered hours worked for this purpose in connection with amounts due while an employee is on vacation or holiday in accordance with this agreement.

     Payment Schedule:

     Forty-Three dollars and thirty five cents ($43.35) for the duration of the contract.




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Section 3.
        The payments so made shall be used by the Pension Fund to provide retirement benefits for eligible employees in accordance with a plan as determined by the Trustees of said Pension Fund in their sole discretion.

Section 4.
        Parties hereto shall execute an Agreement and Declaration of Trust for the purpose hereinabove set forth and the Employer party to this Agreement and Declaration of Trust when established and agrees to be bound by all terms and provisions of said Agreement, a copy of which will be annexed to this collective bargaining agreement and made a part hereof.

Section 5.
        The Board of Trustees established by such Agreement and Declaration of Trust shall jointly administer the Pension Fund, such Board of Trustees to consist of equal representatives of the Union and the Council. With respect to such Trustees, the Chicago Bakery Employers Labor Council shall at all times appoint the Employer Trustees who shall be the Employer representatives.

Section 6.
        The Pension Plan referred to herein shall be such as will qualify for approval by the Internal Revenue Service of the United States Treasury Department so as to allow the Employer an income tax deduction for the contributions paid hereunder.

Section 7.
        The foregoing provisions with respect to the Pension Plan and Fund are subject in all respects to applicable provisions of the Labor Management Relations Act of 1947 and/or other pertinent legal requirements.

Section 8.
        As the material part of the consideration for the forgoing, the Union, on behalf of its members, does now hereby release the Employer signatory hereto from any and all obligations to continue or maintain an Employer or Employer-Employee funded retirement plan which the Employer may have in existence on the effective date hereof; it being understood that, as of said effective date all employees subject hereto shall be deemed to have withdrawn from any such company plan in accordance with and subject to the terms thereof, and to have waived any and all rights to rejoin such company plan so long

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      as the Employer is making payments on his/her behalf into the Pension
      Trust Fund.

      The provisions of the foregoing shall not be deemed to constitute a waiver by the Union or any employee of any rights, privileges or benefits which may have accrued to any employee under the terms of any employer plan prior to February 1, 1958.


      ARTICLE IX - DELINQUENT HEALTH AND WELFARE OR PENSION CONTRIBUTIONS

SECTION 1.

      The Employer recognizes the necessity of making prompt Health and Welfare and Pension contributions, the possibility that employee's benefit standing will be placed in jeopardy if contributions are not timely made, and the concern of the Union that all eligible employees are covered by such contributions.

SECTION 2.

      Whenever the Employer is delinquent in making payments to either the Health and Welfare or Pension Funds, the Union may strike the Employer to force payments. This provision shall not be subject to and is specifically excluded from the grievance procedure. Additionally, in the event the Employer has been found to be delinquent, the Employer shall be required to pay in addition to the actual delinquency, ten percent (10%) of the delinquent amount as liquidated damages, and accountant and attorney fees and court costs.

                     ARTICLE X - TERMINATION OF EMPLOYMENT

SECTION 1.

      Any employee employed thirty (30) days or more who wishes to quit his/her position shall give the Employer one (1) weeks notice of such intention.

SECTION 2.

      If the employer wishes to discharge any employee who has been employed thirty (30) days or more, he/she shall give such employee one (1) weeks notice or pay in lieu thereof, except in cases of intoxication or dishonesty.


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ARTICLE XI - UNION RESPONSIBILITY

Section 1.

        The Union agrees to further the interests of said firm whenever it is in it's power to do so in respect to improving the labor-management relations.

Section 2.

        The Union will not permit employees to work on any basis of compensation less than that stipulated herein.

                        ARTICLE XII - EMPLOYER'S RESPONSIBILITY

        Employees will not be asked to make any written or verbal agreements of contracts whatsoever.

                       ARTICLE XIII - REDUCTION OF WORKING FORCE

Section 1.

        In the event it becomes necessary to reduce the number of employees, layoffs shall be in the order of seniority and the last one employed shall be the first one laid off and the last one recalled, provided the employee with seniority is able and capable of filling the position.

Section 2.

        Employees so laid off shall be returned to work on the same seniority basis. These employees shall be reinstated without loss of seniority if re-employed within twelve (12) months from the last date worked. Re-employment rights shall be based on the employee notifying the Employer of his or her intention to return work within seventy-two (72) hours after receiving notice by certified mail to the last known address of the employee. The employee must report within one (1) week after receipt of recall notice. Failure of the employee to notify the Employer of his or her current mailing address shall void his or her seniority and recall rights.

                        ARTICLE XIV - GRIEVANCE PROCEDURE

Section 1.

        Should differences arise between the Employer and the Union or any employee of the Company as to the meaning or application of the provisions of this Agreement, there shall be no suspension of work but an earnest effort will be made to settle such differences in the following manner:

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     (a)  The aggrieved employee or employees shall first take the matter up with the Shop Steward or Business Representative who, in turn, will take the grievance up with the Supervisor in charge of the department. This shall be done within five (5) days of the knowledge of the occurrence of the incident or all rights under this Article, shall be forfeited. Employees shall have the Shop Steward or Business Representative present on any grievance. If a satisfactory settlement (to the employee and Steward or Business Representative involved) is no effected with the Supervisor within one (1) working day the employee or employees involved shall submit such grievance to the Shop Steward or Business Representative in writing.

     (b) The Shop Steward or Business Representative shall submit the written grievance to the General Manager of the Employee or other designated representative of the Employer with authority to act within five (5) working days after the conclusion of Step (a) and such Company representative shall offer a decision within five (5) working days after receipt of same, and if this time limit is not complied with, the grievance shall be forfeited.

     (c) The Shop Steward along with the Union Representative, shall submit the written grievance to the General Manager of the Employer of his designated representative with authority to act within five (5) working days after the conclusion of Step (b) and such Company representative shall offer a decision within five (5) working days after receipt of such written grievance.

     (d) No employee shall have the right to require arbitration, that right being reserved to the Union or Employer exclusively.

     (e) Within five (5) days after the determination is made that a grievance cannot be resolved, the Union and the Employer shall submit to each other the names of individuals who would be agreeable to each other to serve as arbitrator. If the parties cannot agree upon a mutually agreeable arbitrator the parties shall within five (5) days thereafter make a joint written request to the Federal Mediation and Conciliation Service for a panel of five (5) arbitrators, one of whom shall decide the matter. The panel of arbitrators shall be sent by said service to both parties. The Union shall within seventy-two (72) hours after receipt of such panel strike one (1) of the names so submitted and forthwith notify the other party of the name so stricken, and the party shall within seventy-two hours strike one (1) name from the list of nominees so submitted and forthwith notify

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     the other party of the names so stricken. The parties will alternatively strike such submitted names until only one (1) nominee name remains. Such sole remaining nominee whose name has not been stricken shall then automatically become the chosen arbitrator for the single specific grievance. Notice of the selection of the arbitrator shall be given forthwith the Federal Mediation and Conciliation Service.

     The arbitrator so selected shall proceed to decide the designated grievance and shall not be empowered to modify, add to, subtract from or otherwise alter the provisions of this Agreement. The arbitrator's decision shall be final and binding upon the employees, the Union and the Company involved.

     Only one (1) grievance may be heard before a designated arbitrator, except where the parties mutually agree otherwise.

     The fees and expenses of the arbitrator in conducting the arbitration proceeding and in making a decision shall be borne equally by the parties to this Agreement.

     When the grievance settlements contain a monetary settlement such settlement must be paid within fifteen (15) days after such settlement or the grievant will receive six percent (6%) on the unpaid settlement.

                             ARTICLE XV - UNIFORMS

The Employer wishing employees to wear uniforms, shall furnish same and keep them laundered and in repair free of charge without cost to the employees.

                             ARTICLE XVI - JURY PAY

Section 1.

The Employer shall reimburse any employee who is required to serve on a jury (municipal, county, state or federal) for the difference between the amount of jury pay received and the amount such employee would have earned during the time he/she is serving on a jury on the basis of eight (8) hours straight-time pay per day, Monday through Friday, at his/her regular rate of pay.

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Section 2.

     The employee, before receiving such pay, must give to the Employer evidence of the fact that he/she has served on a jury by exhibiting to the Employer the check or voucher that he/she received from the proper authorities for serving on the jury together with a statement of the number of days such employee is so served.

Section 3.

     The Employer's obligation under this article shall be limited to payment of ten (10) working days for each separate jury call, except there shall be no limit for the number of working days when an employee is called for Federal Jury service.


                          ARTICLE XVII - FUNERAL LEAVE

Section 1.

     In the event of a death in the immediate family of an employee which requires his/her absence from work, he/she will be given up to three (3) days off without loss of pay for the regular workdays on which he/she would have worked. The amount of time taken off should be reasonably necessary under all circumstances. "Immediate family" shall mean spouse, son or daughter, mother or father, sister or brother, or mother or father of employee's spouse.

Section 2.

     In the event of death of the employee's grandfather or grandmother, the employee shall be entitled to be absent from work not more than one (1) regular working day to attend the funeral service.

Section 3.

     In the event of death of the employee's spouse's grandfather or grandmother, the employee shall be entitled to be absent from work not more than one (1) regular working day to attend the funeral service.


                      ARTICLE XVIII - PROTECTION OF RIGHTS

Section 1.

     It shall not be a violation of this Agreement, and it shall not be cause for discharge or disciplinary action in the event an employee refuses to enter upon any property involved in a primary labor dispute, or refuses to go through or work behind

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      any primary picket line, including the primary picket line of Unions party to this Agreement, and including primary picket lines at the Employer's places of business. In the application of this Article it is immaterial if the labor dispute or picketing is illegal if the labor dispute or picketing is primary.

SECTION 2.

      It shall not be a violation of this Agreement, and it shall not be cause for discharge or disciplinary action if any employee refuses to perform any service which his/her Employer undertakes to perform as an ally of an Employer or person whose employees are on strike, and which service, but for such strikes, would be performed by the employees of the Employer or person on strike.

SECTION 3.

      The Employer agrees that it will not cease or refrain from hiring, using, transporting, or otherwise dealing in any of the products of any other employer or cease doing business with any other person, or fail in any obligation imposed by the Motor Carriers Act or other applicable law, as a result of individual employees exercising their rights under this Agreement or under law, but the Employer shall, notwithstanding any other provision in this Agreement, when necessary, continue doing such business by other employees.

SECTION 4.

      No driver shall be required to operate into any city where a local IBT Union is on strike at destination or enroute terminal, and shall not be disciplined for refusal to do so. Drivers who cannot deliver or pick up loads at terminals where a strike is in progress shall be provided first class transportation to their home terminal.

SECTION 5.

      This Article in its entirety is excluded from the application of the grievance procedure of this Agreement.


                 ARTICLE XIX - SEPARABILITY AND SAVINGS CLAUSE

SECTION 1.

      If any Article or Section of this contract or of any Riders thereto should be held invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any Article or Section should be restrained by


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
      such tribunal pending a final determination as to its validity, the remainder of this contract and of any Rider thereto, or the application of such Article or Section to persons or circumstance other than those as to which it has been held invalid or as to which compliance with or enforcement of has been restrained, shall not be affected thereby.

Section 2.

      In the event that any Article or Section is held invalid or enforcement of or compliance with which has been restrained, as above set forth, the parties affected thereby shall enter into immediate collective bargaining negotiations for the purpose of arriving at a mutually satisfactory replacement for such Article or Section.


                         ARTICLE XX - UNION INSPECTION

Section 1.

      Authorized representatives of the Union shall have access to the Employer's establishment at all reasonable times for the purpose of adjusting disputes, investigating working conditions, collecting dues, and ascertaining compliance with this Agreement (which shall include the right to inspect and audit payroll records, time cards and work sheets). After written notice by a duly authorized officer of the Union, such records shall be produced at a place mutually agreed upon.

Section 2.

      If the Union or, at its option, a Certified Public Accountant, designated by the Union, certify in writing specifically that the Employer is violating the wage scale, hours of work, vacations, applicable Health and Welfare provisions or Pension provisions or working conditions or other terms or conditions of employment, based upon the records for an audit as provided in this Agreement, then the grievance procedure shall have no application to such facts and circumstances and the Union shall be permitted all legal and economic recourse including the right to strike, notwithstanding anything to the contrary contained in this Agreement.

Section 3.

      In the event that the Certified Public Accountant determines that the Employer is violating the Agreement, the cost of the CPA's services shall be borne solely by the Employer. In the event the report indicates that the Employer has violated the Agreement, the Union may strike, or take any other economic or legal action against the Employer for force payments of the CPA fees, attorney fees and court costs and back wages due the


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
     employee, to remedy the violation. In the event the report indicates that the Employer has not violated the Agreement, the cost of the CPA's services shall be borne solely by the Union. It is understood and agreed between the Employer and the Union that this provision shall not be subject to and is specifically excluded from the grievance procedure.

                        ARTICLE XXI - NONDISCRIMINATION

     The Employer and the Union agree not to discriminate against any qualified individual with respect to their hiring, compensation, terms or conditions of employment because of such individual's race, color, creed, sex, age, religion, against qualified employees who are handicapped, disabled veterans, or veterans of the Viet Nam era, nor will they limit, segregate or classify employees in any way to deprive any qualified individual employee of employment opportunities because of his/her race, color, creed, sex, age, religion, against qualified employees who are handicapped, disabled veterans, or veterans of the Viet Nam era.

                            ARTICLE XXII - CHECKOFF

Section 1.

     The Employer agrees to deduct the Union's periodic dues and initiation fees from the pay of each employee who individually authorizes said deductions in writing and to remit the amounts so deducted to the Union. Said deduction authorization shall be in such form as to conform with Section 302 (c) of the Labor Management Relations Act of 1947.

Section 2.

     The Union agrees to save the Employer harmless from any action or actions growing out of these deductions and commenced by any employee who has executed such assignment and authorization against the Employer, and assumes full responsibility for the disposition of the funds so deducted once such funds have been turned over to the Union as above provided.

                           ARTICLE XXIII - SEVERANCE

     Severance pay will be granted as provided in Appendix "A".

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
                        ARTICLE XXV - TERMINATION

This Agreement shall become effective as of February 1, 1996 and shall continue in effect until January 31, 1998, inclusive and shall continue in full force and effect from year to year thereafter unless either party serves upon the other sixty (60) days written notice prior to January 31, 1998 or January 31 of any subsequent year of a desire to change, modify, or cancel this Agreement.

IN WITNESS, WHEREOF, we hereunto set our hands and seals this 30th day of May, 1996.


                                SALERNO FOODS, L.L.C.
                                DES PLAINES, ILLINOIS

                                BY: [ILLEGIBLE]
                                   _______________________________

                                DATE SIGNED: 5/21/96
                                             _____________________


                                BAKERY, CRACKER, PIE AND YEAST WAGON
                                DRIVERS UNION, LOCAL 734


                                BY: [ILLEGIBLE]
                                   _______________________________

                                DATE SIGNED: 5/30/96
                                             _____________________




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
                                  APPENDIX "A"

                                 SEVERANCE PAY

Section 1.

     Severance pay will be granted, as outlined below, to eligible full-time employees who are displaced from employment due to a permanent closing of the entire plant, a department thereof, or due to the introduction of labor saving equipment.

Section 2.

     All affected permanent full-time employees who are terminated due to the reasons stated in Section 1, will receive either pension or severance, depending on age and length of service, as specified below. Employees off from work due to illness, injury, or leave of absence who would normally have returned to work would receive the same consideration as those actively employed. Persons off from work who were not expected to return, would not receive severance pay.

Section 3.

     The severance allowance would be based on length of service with the Employer as a member of Local 734 and is as follows:

          Each full-time employee, actively employed by the Employer for a period of at least two (2) years, will receive for his/her displacement, a weeks pay for each full year of active employment, commencing with the third (3rd) year. Payment under this formula shall be limited to maximum of twelve hundred (1200) hours of severance pay.

Section 4.

     A weeks pay consists of the regular and stated contract workweek at the employee's straight-time hourly classification base rate.

Section 5.

     The above described severance pay will not be paid to:

     (a) Any eligible employee who voluntarily quits before operations are suspended.



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